UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 25, 2011

VALLEY COMMERCE BANCORP
(Exact name of registrant as specified in its charter)

California	000-51949	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 W. Main Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 622-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Valley Commerce Bancorp (the “Company”) held on May 24, 2011, the shareholders voted on (i) the election of nine director nominees, (ii) a non-binding advisory vote on executive compensation, and (iii) the appointment of Perry-Smith LLP, to serve as the Company’s auditors for the fiscal year ending December 31, 2011.  These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below:

1.
Election of Directors. In the election for directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 12, 2011.  Set forth below is a tabulation of the votes cast in the election of directors with respect to each nominee for office:

Nominee	Votes For Nominee	Votes Withheld or Against Nominee	Abstentions	Broker Non-Votes

Walter A. Dwelle	1,192,621	13,974	n/a	226,825
Thomas A. Gaebe	1,192,621	13,974	n/a	226,825
Donald A. Gilles	1,184,115	22,480	n/a	226,825
Philip R. Hammond, Jr.	1,192,621	13,974	n/a	226,825
Russell F. Hurley	1,192,621	13,974	n/a	226,825
Fred P. LoBue, Jr.	1,192,621	13,974	n/a	226,825
Kenneth H. Macklin	1,192,621	13,974	n/a	226,825
Barry R. Smith	1,166,979	39,616	n/a	226,825
Allan W. Stone	1,190,191	16,404	n/a	226,825

2.	Approval of the non-binding advisory proposal concerning the compensation of the Company's executives. The Votes tabulated were:

For	Against	Abstain	Broker Non-Vote
1,141,036	56,674	8,885	226,825

3.
Ratification of the appointment by the Board of Directors of Perry-Smith LLP, independent certified public accountants, to serve as the Company’s auditors for the fiscal year ending December 31, 2011. The votes tabulated were:

For	Against	Abstain	Broker Non-Vote
1,432,326	n/a	1,094	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2011	Valley Commerce Bancorp By: /s/Roy O. Estridge Roy O. Estridge Executive Vice President and Chief Financial Officer and Chief Operating Officer